UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2010

Intermec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

(425) 348-2600
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On May 26, 2010, we held our 2010 Annual Meeting of Stockholders. According to the final tabulation, 57,024,176 shares, or approximately 91.60% of the outstanding shares, were present either in person or by proxy at this meeting, which represented a quorum.  The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1. Election of Directors.

The stockholders elected each of the nine nominees to our Board of Directors for a term expiring at the next Annual Meeting of Stockholders and until their successors are elected and qualified by a majority of the votes cast.  The voting for each director was as follows:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Patrick J. Byrne	47,463,498	675,414	4,933,542	3,951,722
Eric J. Draut	46,150,910	1,978,807	4,942,737	3,951,722
Gregory K. Hinckley	47,447,684	681,813	4,942,957	3,951,722
Lydia H. Kennard	47,218,793	915,685	4,937,976	3,951,722	9
Allen J. Lauer	47,473,313	655,855	4,943,286	3,951,722
Stephen P. Reynolds	47,483,949	645,624	4,942,881	3,951,722
Steven B. Sample	47,364,141	765,623	4,942,690	3,951,722
Oren G. Shaffer	46,540,365	1,589,467	4,942,622	3,951,722
Larry D. Yost	47,469,475	659,735	4,943,244	3,951,722

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm.

A proposal to ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2010 was adopted with the votes as shown:

For	55,846,793
Against	1,116,149
Abstain	61,234
Total	57,024,176

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Intermec, Inc.
         (Registrant)

Date: May 26, 2010	By: /s/ Janis L. Harwell Janis L. Harwell Senior Vice President, General Counsel and Corporate Secretary